Exhibit 10.17

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into effective as of August 6, 2007 (the “Effective Date”) by and between J. Dick Eastman and Cody Eastman, husband and wife,, Stephen M. Rae, a single man dealing with his sole and separate property, and David A. Rae, a single man dealing with his sole and separate property (collectively “Owner”), and Bolsa Resources, Inc., an Arizona corporation (“Bolsa”).

RECITALS:

WHEREAS, Owner is the owner of certain patented mining claims and other real property situated in Cochise County, Arizona, which patented mining claims and other properties are more particularly described in Exhibit A, attached hereto and incorporated herein by this reference, which, together with all extralateral rights and all mines, minerals, mineral substances, deposits, ores, ore bearing materials, metals, tailings, dumps, mine waste and all other materials of any type whatsoever, including water and water rights, in, on, under or benefiting the real property, are herein referred to as the “Property”;

WHEREAS, Owner desires to sell the Property to Bolsa and Bolsa desires to purchase the Property from Owner; and

WHEREAS, Bolsa and Owner desire to enter into this Agreement setting forth their respective rights and obligations with respect to the purchase and sale of the Property.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, Owner and Bolsa agree as follows:

1. Sale of Property

Owner hereby agrees to sell, grant, convey and transfer to Bolsa, and Bolsa hereby agrees to purchase and accept from Owner the Property, together with all rights and interests appurtenant thereto or located thereon, including rights-of-way and easements pertaining to or used in connection with the Property. The term Property shall also include all right, title and interest in and to improvements and fixtures owned by Owner appurtenant to or benefiting the Property.

2. Purchase Price

The purchase price for the Property shall be One Million Three Hundred Thousand Dollars ($1,300,000.00) (the “Purchase Price”) payable as follows:

i.	On the Effective Date, the sum of Ten Thousand Dollars ($10,000.00) (the “Earnest Money”) shall be deposited by Bolsa with the Escrow Agent designated pursuant to Section 3 hereof;

ii.	If Bolsa has not terminated this Agreement prior to the expireation of the Inspection Period, as defined in Section 3 (C) hereof, promptly following the expiration of the Inspection Period Bolsa shall deposit with Escrow Agent as additional Earnest Money the sum of Forty Thousand Dollars ($40,000);

iii.	Prior to the closing of the sale of the Property, the additional sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Initial Payment”) shall be paid by Bolsa to Escrow Agent in cash, cashier’s check or other immediately available funds; and

iv.	Prior to the closing of the sale of the Property, the balance of the purchase price, in the amount of One Million Forty Thousand Dollars ($1,040,000.00), by the delivery of a Promissory Note, fully executed by Bolsa in favor of Owner, to Escrow Agent. The Promissory Note shall provide for four semi-annual payments of principal, each in the amount of Two Hundred Sixty Thousand Dollars ($260,000.00), together with semi-annual payments of interest on the unpaid balance of the Promissory Note at the simple rate of seven percent (7%) per annum. The first semi-annual payment of principal and interest shall be due on the date six (6) months following the date of closing and subsequent payments shall be due each six (6) months thereafter. The Promissory Note shall provide for a grace period of ten (10) days following a payment due date and in the event payment is not made within such ten (10) day period, there shall be due and payable a late payment fee of One Thousand Dollars ($1,000.00) for each such late payment.

The Promissory Note shall be a non-recourse, purchase money note in the form of Exhibit B, attached hereto and incorporated herein by this reference. The Promissory Note shall be secured by a purchase money first Deed of Trust on the Property, which deed of trust shall be in the form of Exhibit C, attached hereto and incorporated herein by this reference.

3. Conditions of Closing

A. Preliminary Title Report. Within ten (10) days of the Effective Date, Owner shall provide Bolsa, at Owner’s expense, a standard form coverage preliminary title report for the Property, together with legible copies of all documents shown as exceptions in the report, and a title commitment for a standard form owner’s title insurance policy. Within ten (10) days after receipt of all such documents, Bolsa shall provide written notice to Owner specifying any encumbrances or exceptions in the report which are not acceptable to Bolsa. If amendments to the preliminary title report are issued, Bolsa will have ten (10) days after receipt of any such amendment to review and notify Owner of any objections to such amendment, including any survey exception added to the title commitment. All encumbrances and exceptions not specifically rejected to by Bolsa pursuant to the provisions hereof shall constitute “Permitted Encumbrances.”

Within ten (10) days of Bolsa’s notice, Owner shall provide Bolsa with notice specifying whether Owner elects to attempt to cure the matter or matters to which an objection has been raised. If Owner elects not to cure any such matters, then Bolsa shall have ten (10) days following Owner’s notice to either: (i) waive the matter or matters to which objection has been raised; or (ii) to terminate this Agreement. If this Agreement is terminated by Bolsa pursuant to the provisions hereof, then Escrow Agent shall, without further instructions from either party, deliver to Bolsa the Earnest Money and thereafter Bolsa shall have no further liabilities or obligations pursuant to the provisions of this Agreement.

B. Delivery of Documents. Within ten (10) days of the Effective Date, Owner shall deliver to Bolsa copies of all documents, agreements and studies relating to the Property which are in the possession of Owner or are reasonably available to Owner, including, but not limited to: title documents including deeds, abstracts of title and agreements and contracts affecting the Property including lease and occupancy agreements; documents concerning the nature, quality, quantity, scope or ownership of ores, minerals, mines and wells or water rights on or appurtenant to the Property; documents pertaining to the zoning of the Property; all existing surveys, soil reports, production records, engineering studies, environmental audits or reports or any similar type of information pertaining to the Property; and all environmental data, information and reports relating to the Property.

C. Inspection Period. Bolsa shall have a period of forty five (45) days following the Effective Date (the “Inspection Period”) to inspect the Property and to conduct such studies and investigations regarding feasibility, utilities, access, zoning, governmental approvals, environmental and other hazards, including hazardous waste, the condition of the improvements and any other matters which it wishes to study or investigate. Bolsa shall have the right to enter on the Property at any time during such period for the purpose of inspecting and studying the Property and for any other purposes related to its investigation of the Property. All such inspections and investigations shall be at the sole expense of Bolsa. Bolsa shall repair any damage caused by its investigations and inspections and shall indemnify and hold Owner harmless from and against any and all losses, damages, costs or expenses incurred by Owner as a direct result of such investigations, studies or inspections. Owner agrees to cooperate with Bolsa during the Inspection Period and to furnish Bolsa such documents, instruments and other information concerning the Property as Bolsa may, from time to time, reasonably request.

At any time during the Inspection Period, Bolsa may elect to terminate this Agreement if Bolsa determines for any reason, in its sole and absolute discretion, that it does not desire to purchase the Property. In such event, Bolsa shall provide written notice thereof to Owner. Escrow Agent shall, without further instructions from either party, deliver to Bolsa the Earnest Money and thereafter Bolsa shall have no further liabilities or obligations pursuant to the provisions of this Agreement.

D. Survey Period. Promptly following the execution of this Agreement by all parties, Owner and Bolsa shall select a mutually acceptable, registered Arizona land surveyor to provide a boundary survey of the Property with monumented corners, together with a survey plat depicting the boundary of the Property and all corners thereof. The survey shall be delivered to Owner and Bolsa within sixty (60) days following the Effective Date (the “Survey Period”). If the survey can not be completed during the Survey Period, the Survey Period shall be extended until ten (10) days following the delivery of the final survey to Owner and Bolsa. Owner and Bolsa shall each pay one-half (1/2) of the cost of the survey, which shall be paid out of escrow at the closing.

At any time during the ten (10) day period following the delivery of the final form of survey to Owner and Bolsa, Bolsa may elect to terminate this Agreement if Bolsa determines, in its sole discretion reasonably exercised: i) that the survey reveals data or information with respect to the Property that it deems adverse to its interests or to its propective activities or operations with respect to the Property; or ii) that the survey reveals that the boundaries of the Property or any portion thereof are situated in a manner that it deems adverse to its propective interests or to its propective activities or operations with respect to the Property. In such event, Bolsa shall provide written notice thereof to Owner and Escrow Agent and Escrow Agent shall, without further instructions from either party, deliver to Bolsa the Earnest Money deposited pursuant to Sections 2(i) and (ii) and thereafter Bolsa shall have no further liabilities or obligations pursuant to the provisions of this Agreement; provided, however, that Owner and Bolsa shall each be responsible for the payment of one-half (1/2) of the cost of the survey.

4. Escrow Agent; Delivery; Closing

A. Escrow Agent. Owner and Bolsa hereby designate Pioneer Title Agency, Benson, Arizona to serve as escrow agent (herein “Escrow Agent”), subject to the terms and conditions of this Agreement. This Agreement shall constitute escrow instructions to the Escrow Agent. Bolsa and Owner shall execute such additional reasonable escrow instructions as shall be consistent with this Agreement and reasonably required by Escrow Agent. In the event of any conflict between such escrow instructions and this Agreement, the terms and conditions of this Agreement shall control. The fees and costs of the Escrow Agent shall be paid equally by Owner and Bolsa.

B. Delivery by Owner. Prior to the closing, Owner shall deliver to Escrow Agent a fully executed and acknowledged Warranty Deed, in the form of Exhibit D attached hereto and incorporated herein by this reference, conveying to Bolsa all right, title and interest in and to the Property free and clear of all liens, claims and encumbrances of any type whatsoever, except Permitted Encumbrances. Owner shall cause to be delivered to Bolsa, through Escrow Agent, a standard form owner’s policy of title insurance insuring title to the Property in favor of Bolsa in the amount of the Purchase Price, subject only to Permitted Encumbrances. The cost of the title policy shall be paid by Owner. Owner shall execute such other documents and perform such additional acts as Bolsa or Escrow Agent may reasonably require to effect the transfer of the Property to Bolsa, including any documents or forms required to transfer water rights, if any.

C. Delivery by Bolsa. Bolsa shall pay to Escrow Agent the Initial Payment and shall deliver to Escrow Agent the executed Promissory Note, in the form of Exhibit B hereto, and the fully executed and acknowledged Deed of Trust, in the form of Exhibit C hereto. Bolsa shall execute such other documents and perform such additional acts as Owner and Escrow Agent may reasonably require to complete the sale of the Property.

D. Closing. Closing shall take place within ninety (90) days from the Effective Date, provided, however, that if the Survey Period is extended pursuant to the provisions of Section 3 (D) hereof, the Closing shall be extended to a date which is not less than fifteen (15) days following the end of the Survey Period. Upon receipt of all funds and documents required to complete the transaction, Escrow Agent shall cause the Warranty Deed and Deed of Trust to be recorded in Cochise County, Arizona and shall deliver to Owner the Promissory Note and all funds due it. Ad valorem taxes shall be prorated between the parties. Owner shall bear the cost of all transfer and other taxes assessed on the conveyance and the Purchase Price. All fees and expenses of the escrow and closing not specifically the responsibility of a party pursuant to the terms and conditions of this Agreement shall be paid from escrow and allocated between the parties as is customary for transactions of this type in Cochise County, Arizona.

5. Owner Warranties

Owner represents and warrants to Bolsa as follows: that Owner is the sole owner of and has the exclusive possession of the Property free and clear of all claims, liens, encumbrances, royalties, options, agreements or rights of third-parties whatsoever, except as specifically set forth in Exhibit A hereto; that all necessary taxes and assessments have been timely made in accordance with all applicable local, state and federal laws; that Owner is in actual possession of the Property and knows of no claim to or possession of the Property adverse to Owner; and that Owner has the full right, power and capacity to enter into this Agreement on the terms and conditions herein contained. Owner covenants that the status of the Property, as represented above, shall not be affected adversely because of any act or omission on the part of Owner during the term of this Agreement. Owner hereby further represents and warrants to Bolsa, its successors and assigns: that the consummation of this Agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any contract, commitment or arrangement to which Owner is a party or by which Owner is bound; that Owner shall not create, permit or suffer any liens or encumbrances, reservations, restrictions or easements on the Property; that to the best of Owner’s knowledge, there are no environmental or physical conditions on the Property which are, or would be, a violation of any applicable federal, state or local law, regulation or ordinance and that Owner has not received any notice of any investigation of any such condition or violation; that Owner has good right and lawful authority to convey the Property; and that Owner shall defend the title to the Property against the lawful claims of all persons whomsoever.

6. Bolsa Warranties

Bolsa represents and warrants to Owner as follows: Bolsa has full power and authority to enter into and perform this Agreement in accordance with the terms and conditions hereof; and the individual executing this Agreement on behalf of Bolsa is authorized to do so, and, upon execution, this Agreement shall be binding and enforceable upon Bolsa.

7. Lesser Interest Provision

If Owner’s title to the Property (or any portion thereof) is less than the entire undivided interest in and to the Property or is subject to a superior adverse interest, Bolsa shall have the right to elect to accept such title as Owner has by giving notice of such election to Owner. Since the Purchase Price is predicated upon Owner owning the entire undivided interest in the Property free and clear of any superior adverse interests, if Owner owns less than the entire interest, or such interest is subject to a superior adverse interest, then the Purchase Price shall be reduced proportionately. Properties represented as being fractional interests in Exhibit A hereto shall not be deemed or regarded as insufficient by virtue of being fractional or partial interests, unless the actual interest owned is less than the fractional interest represented in Exhibit A.

8. Real Estate Commissions

Bolsa and Owner each represent to the other that no real estate brokers or other parties have been involved in connection with this transaction that are entitled to a commission or other compensation as a result of this Agreement other than Cochise County Realty, Sunsites, Arizona who was retained by Owner and whose commission shall be paid solely by Owner. Bolsa and Owner do each hereby agree to indemnify and hold the other harmless from and against any costs, expenses or liability for compensation, commissions or charges which may be claimed by any broker, finder or other similar party, by reason of any dealings or actions of the other party.

9. Default

In the event Owner or Bolsa considers that the other party has not complied with any material obligation hereunder, either express or implied, such party shall give notice to the other setting forth with specificity in what respect it is claimed that there is a material default under this Agreement. The giving of such notice and the passage of fifteen (15) days after its effective date without the receiving party commencing action reasonably designed to cure the alleged default and thereafter diligently pursue the same to completion, shall give rise to an “Event of Default.”

In the case of an Event of Default on the part of Owner, Bolsa’s exclusive remedies for such failure shall be to: (i) terminate this Agreement and receive a refund of the Earnest Money; (ii) waive the default and proceed with closing; or (iii) institute an action for specific performance. Owner hereby acknowledges that the Property is unique and that, accordingly, it would be equitable for any court of competent jurisdiction to order the specific performance by Owner of Owner’s obligations hereunder.

In the case of an Event of Default on the part of Bolsa, Owner’s exclusive remedies for such failure shall be to: (i) waive the default and proceed with closing; or (ii) terminate this Agreement and retain the Earnest Money as liquidated damages. Buyer acknowledges that Owner’s actual damages for a breach of this Agreement by Bolsa would be difficult to determine and that the Earnest Money represents a reasonable and good faith estimate of damages in the event of a default by Bolsa.

If either Owner or Bolsa in good faith contest the existence of an Event of Default, it shall provide written notice of the same to the other party, and thereafter no remedy shall be exercised pursuant to the terms and conditions of this Agreement until there has been secured from a court of competent jurisdiction a final judicial determination of the existence of an Event of Default. Bolsa and Owner agree that prior to commencing any legal action or proceeding pertaining to any disputed matter arising from or related to this Agreement, such matter shall be first submitted to non-binding mediation; provided, however, that such obligation shall not limit or impede Bolsa’s right to seek specific performance pursuant to the terms and conditions of this Agreement. All mediation costs shall be paid equally by Bolsa and Owner.

10. Risk of Loss.

Owner shall bear the risk of loss during the term of this agreement and shall immediately notify Bolsa of damage or destruction to the Property. Bolsa shall then have the right, at Bolsa’s option, to cancel this Agreement within fifteen (15) days following such notice. If Bolsa terminates this Agreement, the Earnest Money shall be paid to Bolsa by the Escrow Agent and thereafter Bolsa shall have no further obligations or liabilities pursuant to the terms of this Agreement. If Bolsa does not cancel this Agreement pursuant to the provisions hereof, Owner shall assign to Bolsa all insurance proceeds and rights to insurance proceeds arising from such damage or destruction.

11. Notice

All notices required or permitted hereunder shall be in writing and shall be effective when personally delivered or when deposited, postage prepaid, certified or registered in the United States mail, addressed as follows:

If to Owner:	J.Dick Eastman, Cody Eastman,
David A. Rae and Stephen M. Rae
P.O.Box 68
Bowie, AZ 85605

with a copy to:	Allred Law Office,P>C>
151-B S.Haskell Ave
Willcox,AZ 85643

If to Bolsa:	President
Bolsa Resources, Inc.
5554 S. Prince St. Suite 200
Littleton, CO 80120

with a copy to:	Bensing and Associates, Inc.
P.O. Box 805
Franktown, CO 80116

Any party providing notice hereunder shall provide a copy of such notice to the Escrow Agent at the address designated by Escrow Agent for purposes of such notice. Either party may change its address for purposes of future notice by providing notice to the other as set forth above.

12. Force Majeure

The obligations of either party hereunder shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation: labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms and within such reasonable periods of time as are customary in the jurisdiction, any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or terrorism or conditions arising out of or attributable to war or terrorism, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected party shall promptly give notice to the other party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected party shall resume performance as soon as reasonably possible.

13. Assignment; Binding Effect

The rights and obligations of either party pursuant to this Agreement may be assigned in its entirety, provided such assignment or transfer is made expressly subject to this Agreement and require the assignee to assume and agree in writing to perform all of the obligations of the assignor under this Agreement. No such transfer shall be effective as between the parties until the delivery to the non-transferring party of satisfactory evidence of such transfer.

This Agreement and the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

14. Miscellaneous

The title headings in this Agreement are inserted for convenience only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and no modification or alteration of the terms hereof shall be binding unless such modification or alteration shall be in writing, executed subsequent to the Effective Date by all of the parties hereto. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Time is of the essence hereunder. This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona. This Agreement shall not be recorded.

IN WITNESS WHEREOF, Owner and Bolsa have executed this PURCHASE AND SALE AGREEMENT as of the Effective Date.

“Owner”	“Bolsa” Bolsa Resources Inc.

/s/ J. Dick Eastman	By	/s/ Fred W. Warnaars
J. Dick Eastman	Its	Chairman

/s/ Cody Eastman
Cody Eastman

/s/ Stephen M. Rae
Stephen M. Rae

/s/ David A. Rae
David A. Rae

STATE OF Colorado           )

                                              )

COUNTY OF Arapahoe      )

The foregoing instrument was acknowledged before me this 10th day of August, 2007, by Fred Warnaars the Chairman of Bolsa Resources, Inc., an Arizona corporation.

/s/ Doris S. Wasson
Notary Public

My Commission Expires:

        9-30-08

STATE OF ARIZONA             )

                                                   )

COUNTY OF Cochise              )

The foregoing instrument was acknowledged before me this 6 day of August, 2007, by J. Dick Eastman and Cody Eastman.

Victoria L. Cranford
Notary Public

My Commission Expires:

        January 30, 2011

STATE OF New York            )

                                                 )

COUNTY OF New York        )

The foregoing instrument was acknowledged before me this 6th day of August, 2007, by J. Stephen M. Rae.

Steven E. Hiller
Notary Public

My Commission Expires:

        11/30/09

STATE OF New York            )

                                                 )

COUNTY OF New York        )

The foregoing instrument was acknowledged before me this 6th day of August, 2007, by David A. Rae.

Steven E. Hiller
Notary Public

My Commission Expires:

        11/30/09

EXHIBIT A

The “Property” which is the subject of the Purchase and Sale Agreement to which this Exhibit A is attached is comprised of all real property and patented mining claims owned by “Owner” in Sections 16, 17, 21, 22, 27, 28, 29 and 32, T.19S., R.25E. G&SRM, Cochise County, Arizona, including:

The NW1/4 and the W1/2NE1/4 of Section 27, T.19S., R.25E.;

The N1/2SE1/4 and Lots 1, 2, 3, 4, 5, 7 and 8 of Sections 28, T.19S., R.25E. surface only, federal minerals;

Lots 6 and 9 of Section 28, T.19S, R25E.;

The NW1/4, the NW1/4NE1/4 and Lots 1, 2, 6, 7, 8, 9 and 10 of Section 29, T.19S., R.25E. surface only, federal minerals; and

The following described patented mining claims:

Claim Name	Mineral Survey Number
Gift Lode
Cyclone
Poorman
Key
Parsia
Australia (undivided 1/2 interest)
Oneida
Empire
Astio (also known as Astec)
Turquoise (Turquoise #2)
Mystery
Hilltop
Queen of the Hills

EXHIBIT B

PROMISSORY NOTE

NON-RECOURSE NOTE SECURED BY DEED OF TRUST

$1,040,000.00	Willcox, Arizona _____________ ___, 2007

FOR VALUE RECEIVED, Bolsa Resources, Inc., an Arizona corporation (herein “Maker”), promises to pay to J. Dick Eastman and Codi Eastman, husband and wife, Stephen M. Rae, a single man, and David A. Rae, a single man, jointly and not severally (herein collectively “Holder”) at ________________________________, _____________, Arizona __________ the sum of One Million Forty Thousand Dollars ($1,040,000.00), payable as follows:

i.	On the date six (6) months following the date of this Promissory Note, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000.00), together with accrued interest on the outstanding principal balance of this Promissory Note at the simple interest rate of seven percent (7%) per annum;

ii.	On the date twelve (12) months following the date of this Promissory Note, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000.00), together with accrued interest on the outstanding principal balance of this Promissory Note at the simple interest rate of seven percent (7%) per annum;

iii.	On the date eighteen (18) months following the date of this Promissory Note, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000.00), together with accrued interest on the outstanding principal balance of this Promissory Note at the simple interest rate of seven percent (7%) per annum; and

iv.	On the date twenty four (24) months following the date of this Promissory Note, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000.00), together with accrued interest on the outstanding principal balance of this Promissory Note at the simple interest rate of seven percent (7%) per annum.

If all or any part of any payment of principal or interest in not paid within ten (10) days after the same is due, then without notice Maker shall pay to Holder a late-payment charge of One Thousand Dollars ($1,000.00). If all or any part of any payment of principal or interest in not paid within fifteen (15) days after the same is due, this Promissory Note shall be considered in default and Holder shall be entitled to accelerate and pursue collections of the amounts owed hereunder without notice to Maker.

This Note is secured by a Deed of Trust of even date herewith (herein the “Deed of Trust”), to ______________________________, as Trustee.

The obligations represented by this Promissory Note and the Deed of Trust are without recourse to Maker. Notwithstanding anything contained in this Promissory Note or the Deed of Trust to the contrary, the sole and exclusive remedy of the holder of this

Promissory Note for any breach or default under this Promissory Note or the Deed of Trust shall be to cause the sale of the property that is encumbered by the Deed of Trust by judicial foreclosure or other legal means, and Maker shall not be subject to any suit or action or have any personal liability under this Promissory Note or the Deed of Trust, and no property or assets of Maker, other than the property that is encumbered by the Deed of Trust, shall be subject to attachment, levy or other process on account of any breach or default by Maker under this Promissory Note or the Deed of Trust.

Principal and interest shall be payable in lawful money of the United States of America. This Note may be prepaid in full or in part at any time and from time to time without penalty. The Maker and endorsers hereof severally waive demand, presentment for payment, protest, and notice of default. Time is of the essence in this Promissory Note.

BOLSA RESOURCES INC., an Arizona corporation

By:

Its:

EXHIBIT “C”

At the request of and

WHEN RECORDED, RETURN TO:

ALLRED LAW OFFICE, P.C.

151-B S. Haskell Ave.

Willcox, AZ 85643

DEED OF TRUST

DATE:

TRUSTOR: Bolsa Resources, Inc., an Arizona corporation;

TRUSTOR’S MAILING ADDRESS: 5554 S. Prince St. Suite 200, Littleton, CO 80120

BENEFICIARIES: J. Dick Eastman and Cody Eastman, husband and wife, Stephen M. Rae, a single man dealing with his sole and separate property, and David A. Rae, a single man dealing with his sole and separate property;

BENEFICIARY’S MAILING ADDRESS: c/o 151-B S. Haskell Ave., Willcox, AZ 85643

TRUSTEE: PIONEER TITLE AGENCY, INC., an Arizona corporation;

TRUSTEE’S MAILING ADDRESS: P.O. Box 1900, Sierra Vista, AZ 85636

PROPERTY in COCHISE County, State of Arizona, described as:

See Exhibit “A” attached.

This Deed of Trust made between the Trustor, Trustee and Beneficiary above named, WITNESSETH: That Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, the above described real property and all buildings, improvements and fixtures located thereon or hereinafter erected thereon, together with the leases, rents, issues, profits, or income thereof, (all of which are hereinafter called “property income”); SUBJECT HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such property income; AND SUBJECT TO covenants, conditions, restrictions, rights of way, and easements of record.

FOR THE PURPOSE OF SECURING:

A. Performance of each agreement of Trustor herein contained.

B. Payment of the indebtedness evidenced by a promissory note or notes of even date herewith, and any extension or renewal thereof, in the principal sum of One Million Forty Thousand Dollars ($1,040,000.00) executed by Trustor in favor of Beneficiary or order.

C. Payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1. To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged, or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefore; to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; provided however, that mineral prospecting and exploration activities and operations (and activities reasonably incidental thereto,) including surveying, sampling trenching, drilling and other testing for quantity and quality of mineralization on the property shall not constitute waste; not to commit, suffer, or permit any act upon said property in violation of law; and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

2. To provide, maintain, and deliver to Beneficiary fire insurance policies satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy [shall be used to repair the improvements covered by said policy, and to restore the premises to its previous condition. If the Trustor elects not to use the funds to repair and restore the premises to its previous condition, then the amount collected] may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary, the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice.

3. To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses of Beneficiary and Trustee, including cost of evidence of title and attorney’s fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear or be named, and in any law suit brought by Beneficiary to foreclose this Deed of Trust.

4. To pay: before delinquent, all taxes and assessments affecting said property; when due, all encumbrances, charges, and liens with interest, on said property or any part thereof which appear to be prior or superior hereto; all costs, fees, and expenses of this Trust, including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance or Deed of Release and Full Reconveyance, and all lawful charges, costs and expenses in the event of reinstatement of, following default in, this Deed of Trust or the obligations secured, hereby.

Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to, or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof; Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel, and pay his reasonable fees.

5. To pay immediately and without demand all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from date of expenditure at the same rate as is provided for in the note secured by this Deed of Trust or at the highest legal rate, whichever be the greater rate. Any amounts so paid by Beneficiary or Trustee shall become part of the debt secured by this Deed of Trust and a lien upon said premises or shall become immediately due and payable at option of Beneficiary or Trustee.

IT IS MUTUALLY AGREED:

6. That any award of damages in connection with any condemnation or any such taking, or for injury to the property by reason of public use, or for damages for private trespass or injury thereto, [shall be sued to repair the improvements damaged and to restore the premises to its previous condition. If the Trustor elects not to use the damages awarded to restore the premises to its previous condition, then the damages awarded are] [is] assigned and shall be paid to Beneficiary as further security for all obligations secured hereby (reserving unto the Trustor, however, the right to sue therefore and the ownership thereof subject to this Deed of Trust), and upon receipt of such moneys Beneficiary may hold the same as such further security, or apply or release the same in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

7. That time is of the essence of this Deed of Trust, and that by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

8. That at any time or from time to time, and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and said note for endorsement, and without liability therefore, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, and without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto, and without the necessity that any sum representing the value or any portion thereof of the property affected by the Trustee’s action be credited on the indebtedness, the Trustee may: (a)release and reconvey all or any part of said property; (b) consent to the making and recording, or either, of any map or plat of the property or any part thereof; (c) join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge hereof.

9. That upon written request of Beneficiary stating that all sums secured hereby have been paid and upon surrender of this Deed of Trust and said note(s) to Trustee for cancellation, and upon payment of its fees, Trustee shall release and reconvey, without covenant or warranty, express or implied, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto”.

10. That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Trust, to collect the property income, reserving to Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such property income as it becomes due and payable. Upon any such default, Beneficiary may at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his own name sue for or otherwise collect such property income, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such property income, and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice.

11. That upon default by Trustor in the payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written notice thereof, setting forth the nature thereof, and of election to cause to be sold said property under this Deed of Trust. Beneficiary also shall deposit with Trustee this Deed of Trust, said note(s) and all documents evidencing expenditures secured hereby.

Trustee shall record and give notice of Trustee’s sale in the manner required by law, and after the lapse of such time as may then be required by law, Trustee shall sell, in the manner required by law, said property at public auction at the time and place affixed by it in said notice of Trustee’s sale to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone or continue the sale by giving notice of postponement or continuance by public declaration at the time and place last appointed for the sale. Trustee shall deliver to such purchaser its Deed conveying the property so sold, but without any covenant or warranty, expressed or implied. Any persons, including Trustor, Trustee, or Beneficiary, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale and reasonable attorney’s fees, Trustee shall apply the proceeds of sale to payment of: All sums then secured hereby and all other sums due under the terms hereof, with accrued interest; and the remainder, if any, to the person or persons legally entitled thereof, or as provided in A.R.S. §33-812. In Lieu of sale pursuant to the power of the sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property.

12. That Beneficiary may appoint a successor Trustee in the manner prescribed by law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor’s title, estate, rights, powers and duties. Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor.

13. That the sole and exclusive remedy for any breach or default of the terms and conditions of this Deed of Trust or the note secured hereby shall be to cause the sale of the property which is encumbered by this Deed of Trust by judicial foreclosure or other legal means and the recovery of any balance due after the property is sold is expressly prohibited. Trustor shall not be subject to suit or action or have any personal liability for any deficiency or any cause under the note and this Deed of Trust and no property or assets of Trustor, other than the property which is encumbered by this Deed of Trust, shall be subject to suit, attachment, levy or other process on account of any deficiency or any breach or default by Trustor under the note of this Deed of Trust. The provisions hereof shall apply to any sale of the property pursuant to the power of sale granted herein or to any foreclosure of this Deed of Trust in the manner provided by the law for the foreclosure of mortgages on real property.

14. That this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder of the note(s) secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

15. That Trustee accepts this Trust when this Deed of Trust duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party unless brought by Trustee.

The undersigned Trustor requests that a copy of any notice of Trustee’s sale hereunder be mailed to him at his address hereinbefore set forth.

Bolsa Resources Inc., Trustor

By

Its

STATE OF                            )

                                               )

COUNTY OF                       )

The foregoing instrument was acknowledged before me this ____ day of ________, 2007, by ___________________ the __________________ of Bolsa Resources, Inc., an Arizona corporation.

Notary Public

My Commission Expires:

The terms, conditions and limitations of the foregoing Deed of Trust are hereby accepted and approved.

J. Dick Eastman

Cody Eastman

Stephen M. Rae

David A. Rae